                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by Registrant    [ ]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material under Rule 14a-12

                           THE PLASTIC SURGERY COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

         (5)      Total fee paid:


--------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:


--------------------------------------------------------------------------------

         (2)      Form., Schedule or Registration Statement No.:


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         (3)      Filing Party:


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         (4)      Date Filed:


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

                        THE PLASTIC SURGERY COMPANY, INC.
                     509 EAST MONTECITO STREET, SECOND FLOOR
                         SANTA BARBARA, CALIFORNIA 93103

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of The Plastic Surgery Company to be held at 509 East Montecito Street, Second Floor, Santa Barbara, California 93103, on December 28, 2001 at 10:00 a.m., local time.

         Attached is the Notice of Meeting and the Proxy Statement, which describes in detail the matters on which you are being asked to vote. Also enclosed is our Annual Report to Stockholders enclosing our Annual Report on Form 10-K.

         It is important that your shares be represented whether or not you are personally able to attend the Annual Meeting. Regardless of the number of shares you own, your vote is important to us. In order to assure that you will be represented, we ask you to please sign, date and return the enclosed proxy card promptly. This will not limit your right to vote in person or attend the Annual Meeting.

                                             Sincerely,



                                             Dennis E. Condon
                                             PRESIDENT, CHIEF EXECUTIVE OFFICER,
                                             AND DIRECTOR

November 26, 2001

                           THE PLASTIC SURGERY COMPANY
                     509 EAST MONTECITO STREET, SECOND FLOOR
                         SANTA BARBARA, CALIFORNIA 93103


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 28, 2001


         The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of The Plastic Surgery Company will be held at 509 East Montecito Street, Second Floor, Santa Barbara, California 93103, on December 28, 2001 at 10:00 a.m., local time, for the following purposes:

         1. To elect three (3) Class II directors serving three-year terms expiring at the Annual Meeting in 2004 or until their successors have been duly elected and qualified;

         2. To approve the issuance of shares of our common stock upon conversion of promissory notes and exercise of warrants held by certain of The Plastic Surgery Company's officers;

         3. To amend The Plastic Surgery Company's 2000 Stock Compensation Plan to increase the number of authorized shares of our common stock issuable thereunder from 1,000,000 to 1,500,000 shares;

         4. To ratify the appointment of Arthur Andersen LLP, certified public accountants, as our independent auditors for the fiscal year ending December 31, 2001; and

         5. To transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on October 29, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you attend the Annual Meeting in person, you may revoke your proxy and vote your shares in person. If your shares are held in the name of a broker or other nominee and you desire to vote your shares at the Annual Meeting, you should bring with you a proxy or letter from your broker confirming your ownership of shares. Please note that your shares cannot be voted unless you are present at the meeting or your signed proxy is returned or other arrangements are made to have your shares represented at the meeting.

                                             By Order of the Board of Directors


                                             Dennis E. Condon
                                             PRESIDENT, CHIEF EXECUTIVE OFFICER,
                                             AND DIRECTOR

Santa Barbara, California
November 26, 2001

--------------------------------------------------------------------------------
TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY CARD AND VOTE IN PERSON IF YOU DESIRE.
--------------------------------------------------------------------------------

                           THE PLASTIC SURGERY COMPANY
                     509 EAST MONTECITO STREET, SECOND FLOOR
                         SANTA BARBARA, CALIFORNIA 93103

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 28, 2001

                               GENERAL INFORMATION

    INTRODUCTION. This Proxy Statement is delivered to you in connection with the solicitation by the Board of Directors of The Plastic Surgery Company, Inc., for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 28, 2001 at 10:00 a.m., local time, at 509 East Montecito Street, Second Floor, Santa Barbara, California 93103, or at any adjournment or postponement thereof, for the purposes set forth below.

    SOLICITATION EXPENSES. We will pay our own cost of soliciting proxies. In addition to this mailing, our employees may solicit proxies personally or by telephone. The extent to which these proxy-soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

    MAILING DATE. This proxy statement and the accompanying proxy card are being mailed on or about November 26, 2001 to our stockholders of record as of the close of business October 29, 2001, which is the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

    SHARES OUTSTANDING. As of the record date, there were 5,030,885 shares of common stock outstanding and entitled to vote. No shares of preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

    VOTING RIGHTS AND QUORUM. A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing a majority of the votes of the common stock entitled to vote at the meeting is a quorum. Abstentions and broker "non-votes" count as present for establishing a quorum. Shares held by us in our treasury do not count toward a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

    VOTE REQUIRED. A quorum is required for the approval of any of the proposals set forth herein. Directors are elected by a plurality of the votes cast. The approval of any other proposal to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the shares present at the annual meeting in person or by proxy.

    VOTING OF PROXIES. You may vote in person at your meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or withhold authority to vote for the director nominees. You may also vote for or against the other proposal or abstain from voting.

    If you submit your proxy but do not make specific choices, your proxy will follow our Board of Directors' recommendations and vote your shares "FOR" the election of each of the director nominees, "FOR" the issuance of shares of our common stock upon conversion of promissory notes and exercise of warrants held by certain of The Plastic Surgery Company's officers, "FOR" the amendment to The

Plastic Surgery Company's 2000 Stock Compensation Plan to increase the number or authorized shares of our common stock issuable thereunder from 1,000,000 to 1,500,000 shares, "FOR" the ratification of Arthur Andersen LLP as the independent auditors for our 2001 fiscal year, and "FOR" any proposal by the Board of Directors to adjourn the annual meeting, and in its discretion as to any other business as may properly come before the annual meeting.

    REVOKING A PROXY. You may revoke your proxy before it is voted by submitting a new proxy with a later date, notifying our Secretary in writing at the address provided above before the meeting that you have revoked your proxy, or voting in person at the meeting.

    VOTING IN PERSON. If you plan to attend a meeting and wish to vote in person, we will give you a ballot at the meeting. You may be requested to present documents for the purpose of establishing your identity. In addition, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on October 29, 2001, the record date for voting.

    CONFIDENTIAL VOTING. Independent inspectors count the votes. Your individual vote is kept confidential from The Plastic Surgery Company unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

    STOCKHOLDER PROPOSALS. We intend to hold the 2002 Annual Meeting of Stockholders within the first six (6) months of the year. Any stockholder desiring to submit a proposal for action at our 2002 Annual meeting and presentation in our proxy statement for such meeting must deliver the proposal to us prior to the date which is 120 days prior to the proposed mailing date for the proxy distributed in connection with the 2002 Annual Meeting. We intend to provide notice to our stockholders once we set the date for the 2002 Annual Meeting that will include this deadline for stockholder proposals. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

     On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment governs our use of our discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in our proxy statement. The amendment provides that if a proponent of a proposal fails to notify us at least 45 days prior to the anniversary of the date of mailing of this proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

    We were not notified of any stockholder proposals to be addressed at our 2001 Annual Meeting of Stockholders. Because we were not provided notice of any stockholder proposal to be included in our proxy statement within a reasonable time before mailing, we will be allowed to use our voting authority if any stockholder proposals are raised at the meeting.

    ADJOURNMENTS. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. We do not currently intend to seek an adjournment of our meeting.

    OTHER BUSINESS. We are not currently aware of any other business to be acted upon at the meeting. If, however, other matters are properly brought before the meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including adjourning the meeting.

    A list of the stockholders of record as of the record date will be available for examination during ordinary business hours at least ten days prior to the annual meeting by any stockholder, for any purpose germane to the annual meeting at our office at 509 East Montecito Street, Second Floor, Santa Barbara, California 93103-3259 (telephone 805-963-0400).

    CORPORATE OFFICE. Our corporate offices are located at 509 East Montecito Street, Second Floor, Santa Barbara, California 93103.

    ANNUAL REPORT. The annual report to stockholders that accompanies this proxy statement is not proxy soliciting material. You may contact The Plastic Surgery Company for additional information or copies of the annual report by mailing us at:

                                    509 East Montecito Street, Second Floor
                                    Santa Barbara, California  93103
                                    Attn:   Investor Relations

                                    or telephoning us at (805) 963-0400

                        PROPOSAL 1: ELECTION OF DIRECTORS

    Our Board of Directors currently consists of seven directors divided into three classes. Each class is elected in alternating years and serves a term of three years. The Class I directors, Dr. John Shantz and Dr. Larry Schlesinger shall serve until the annual meeting of our stockholders in 2003. The Class II directors, Dr. Grant Stevens, Dr. Robert Ersek and Mr. Richard Cervera (if such nominees are elected at the Annual Meeting), shall serve until the annual meeting of our stockholders in 2004. The Class III directors, Dennis Condon and Jonathan Wilfong, shall serve until the annual meeting of our stockholders in 2002.

    Unless otherwise instructed, the enclosed proxy will be voted in favor of Dr. Stevens, Dr. Ersek and Mr. Cervera as the Class II directors. If Dr. Stevens, Dr. Ersek or Mr. Cervera becomes unavailable to serve for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that Dr. Stevens, Dr. Ersek or Mr. Cervera will be unavailable to serve.

    The names and certain information concerning the nominees and the other continuing members of our Board of Directors are set forth below.

DIRECTOR NOMINEES

    ROBERT A. ERSEK, M.D. has served as a director since December 15, 1999. Dr. Ersek has been practicing plastic surgery in Austin, Texas since 1978. In 1996, he formed Personique, Inc., a company focusing on patient orientation procedures. Dr. Ersek is the former President of both the Austin Plastic Surgery Society and the Lipoplasty Society of Board Certified Plastic Surgeons of North America. Since1970, he has served as the Medical Director and a member of the Board of Directors of Genetic Laboratories Wound Care, a wound care product manufacturing company, now a wholly-owned subsidiary of Derma Science. Dr. Ersek is a member of the American Medical Association, a fellow of the American College of Surgeons and the American Board of Plastic Surgery, American Society of Plastic and Reconstructive Surgeons, and American Aesthetic Surgery Society. Dr. Ersek received his M.D. in 1966 from Hahnemann University Medical School, performed an internship and general surgery residency at the University of Minnesota, a residency in plastic surgery at Tulane University and a fellowship in plastic surgery at the University of Mississippi.

    RICHARD CERVERA has served as a director since May 4, 2001 when he was appointed by the Board of Directors to fill the newly created directorship resulting from an increase in the authorized number of directors from six to seven. He is currently developing commercial properties in the San Francisco Bay area, Los Angeles, and Florida. From 1996 to 1997, he was President and Chief Executive Officer of HOB Entertainment, Inc., a multi-channel entertainment enterprise, consisting of the House of Blues venue clubs and restaurants, HOB Records, Live! From the House of Blues, HOB Radio Hour with Dan Ackroyd, HOB New Media and HOB Concerts. He was Chairman, President and Chief Executive Officer of Taco Cabana from 1986 until 1996 where he expanded the company from five Tex Mex style restaurant units into 141 units during his tenure. Prior to this time he has held various senior management positions in restaurant and entertainment companies. He is a member of the Young President's Organization, South Texas Chapter, and the Board of Trustees, University of the Incarnate Word, San Antonio. In 1994, he was named to the list of Top 20 Hispanic Leaders by Hispanic Business Magazine.

    W. GRANT STEVENS, M.D. has served as a director since December 15, 1999. Dr. Stevens has served as President of W. Grant Stevens, M.D., Inc. (d/b/a/ Plastic Surgery Associates), a founding practice in Marina Del Rey, California, since 1988. Dr. Stevens is a Board Certified Diplomat of the American Board of Plastic Surgery and is a member of the American Society of Plastic and Reconstructive Surgeons, The American Society of Aesthetic Plastic Surgery, the California Society of Plastic Surgeons, as well as several other professional societies. Dr. Stevens is also on the clinical faculty at U.C.L.A. Dr. Stevens served as Chairman of the Department of Surgery and was on the Medical Executive Committee at Daniel Freeman Marina Hospital from 1989 through 1996. Dr. Stevens is an editorial advisory board member of Cosmetic Surgery Times, Plastic Surgery Products, and Wounds: A Compendium of Current Research and Practice. Dr. Stevens received his M.D. with honors in 1980 from the Washington University School of Medicine in St. Louis, Missouri, where he also completed his plastic surgery training. Dr. Stevens also received the Special Congressional Certificate of Recognition and the Distinguished Service Citation from the Medical Board of California.

BOARD OF DIRECTORS RECOMMENDATION AND REQUIRED VOTE

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE THREE (3) NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

    Directors are elected by a plurality of the votes represented by the shares of common stock present at the meeting in person or by proxy. Only the number of votes "FOR" affect the outcome. Withheld votes and abstentions have no effect on the vote. Because three directors are up for election, the four nominees with the greatest number of votes will be elected to fill the vacancies on the Board of Directors.

CONTINUING CLASS I DIRECTORS

    JOHN C. SCHANTZ, M.D. has served as a director since December 15, 1999. Dr. Schantz founded Plastic Surgery Associates, P.C., a founding practice, in Lancaster, Pennsylvania in 1978. He currently serves as the Chief of the Division of HealthSouth Surgery Center of Lancaster. He is a member of the Governing Board, Department of Surgery and serves as Chairman, Surgical Practice Council at the Lancaster General Hospital. He is a member of the American Society of Plastic and Reconstructive Surgeons and a fellow of the American College of Surgeons. Dr. Schantz received his M.D. in 1971 from Hahnemann Medical College and completed his residency training at the Hershey Medical Center, Hershey, Pennsylvania.

    S. LARRY SCHLESINGER, M.D., has served as a director since July 30, 2001 when he was elected by the Board of Directors to fill the vacancy created by the resignation of Dr. Gil Arminger. Dr. Schelsinger is a board certified plastic surgeon with more than 20 years of plastic surgery experience in Hawaii. He has performed more than 9,500 plastic surgery procedures. Dr. Schlesinger is a member of the American Society for Aesthetic Plastic Surgery. Dr. Schlesinger is also a Diplomat of the American Board of Plastic Surgery, a Fellow of the American College of Surgeons and an Active Member of the American Society of Plastic Surgeons (ASPS), of which he currently serves on its Committee on Physicians Health. Dr. Schlesinger received his M.D. from the Medical College of Virginia, where he was the highest honor graduate. He served his surgical residency at Stanford University Medical Center and his plastic surgery residence at Oklahoma Health Science Center, where he is a visiting professor of surgery. Most recently, Dr. Schlesinger received the Hawaii Medical Association's Physician of the Year award for the State of Hawaii.

CONTINUING CLASS III DIRECTORS

    JONATHAN E. WILFONG is our founder and served as our chief executive officer until June 1998, and has served as chairman of the Board of Directors since 1997. From June 1996 to May 1997, Mr. Wilfong served as a consultant for OrthoAlliance, Inc., a public company which provides business development services to orthodontic practices, and from May 1997 to May 1999 he served as chairman of the board of OrthoAlliance, Inc. In 1996, Mr. Wilfong founded Newfound Capital Associates, an investment banking advisory firm. Mr. Wilfong is a certified public accountant, and from 1983 to 1996 was a partner with Price Waterhouse LLP in Atlanta, Georgia and Greenville, South Carolina where he worked primarily with high growth companies.

    DENNIS E. CONDON has served as our president and chief executive officer since June 1998 and has served as a director since December 15, 1999. From 1984 until joining us, Mr. Condon was employed by Mentor Corporation, an international supplier of medical products and technology, serving from 1991 to 1998 as president of Mentor's medical device division specializing in aesthetic surgery implants and electromechanical medical instrumentation.

OTHER EXECUTIVE OFFICERS

    PATRICIA A. ALTAVILLA, Chief Operating Officer. Ms. Altavilla has served as our Vice President of Marketing and Business Planning since August 1998 and in March 2001 became our Chief Operating Officer. From 1984 to 1998, Ms. Altavilla was employed by Mentor, serving as Vice President of Marketing since 1993.

    GUNNAR SUNDSTROM, Chief Financial Officer. Mr. Sundstrom served as our Chief Financial Officer from May 1999 until January 2001. Mr. Adam E. Romo Jr. replaced Mr. Sundstrom as our CFO in January 2001.

    ADAM E. ROMO JR., Chief Financial Officer. Mr. Romo joined us in January 2001 as our Chief Financial Officer. Prior to joining The Plastic Surgery Company, Mr. Romo was the chief financial officer of two early stage companies, MXG Media Inc. of Los Angeles, and Eatzi's Corp. of Dallas. MXG Media was a multimedia Internet enterprise. Eatzi's Corp. was a rapidly growing specialty retailer of high-quality prepared meals. In each of these positions, Mr. Romo was responsible for building the company's financial function, managing its development and providing for the requisite equity and debt financing. Mr. Romo also spent seven years in the audit department of KPMG Peat Marwick and in various finance positions at Brinker International Inc., a multi-billion dollar, publicly traded (NYSE: EAT), international restaurant company, with headquarters in Dallas.

    JOSH LEVINE, Chief Development Officer. Mr. Levine served as our Chief Development Officer from February 2000 until September 2000 when he resigned from The Plastic Surgery Company.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

    GENERAL INFORMATION. Our Board of Directors held nine (9) meetings (including telephonic meetings) during the fiscal year ended December 31, 2000. Each incumbent director attended at least 75% of the meetings and all the meetings held by each committee of the Board of Directors on which he served. Our Board of Directors has an Audit Committee and a Compensation Committee.

    AUDIT COMMITTEE. The Audit Committee is comprised of three directors selected by our Board of Directors. The current members of the Audit Committee are Jonathan Wilfong, John Schantz, M.D. and Richard Cervera. During the fiscal year ended December 31, 2000, the members of the Audit Committee were Jonathan Wilfong and John Schantz, M.D. On October 21, 2001, the Board of Directors selected Richard Cervera to serve on the Audit Committee. Pursuant to Section 121(A) of the listing standards of the American Stock Exchange ("AMEX"), the Audit Committee must have a minimum of three members and be comprised of "independent" directors only. Under exceptional and limited circumstances, one non-independent director may serve on the Audit Committee, provided that the Board of Directors determines it to be in the best interests of The Plastic Surgery Company and its stockholders. Dr. Schantz is not considered to be "independent" for purposes of serving as a member of our Audit Committee because he is the controlling shareholder of a plastic surgery practice that is managed by The Plastic Surgery Company. Pursuant to the Services Agreement with Dr. Schantz's plastic surgery practice, we receive fifteen percent (15%) of the revenues of Dr. Schantz's plastic surgery practice which, during the 2001 fiscal year, exceeded $200,000. For the reasons described above, our other "non-employee" directors are not considered "independent." Accordingly, the Board of Directors believes that it is in our best interest to select Dr. Schantz to continue to serve on the Audit Committee until such time as the Board of Directors can nominate a qualified "independent" director that is available to serve on our Board of Directors and the Audit Committee.

    The Audit Committee is authorized to handle all matters which it deems appropriate regarding our independent accountants and to otherwise communicate and act upon matters relating to the review and audit of our books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by us. In addition, the Audit Committee makes recommendations to our Board of Directors with respect to the selection of our independent accountants. The Audit Committee held three (3) meetings during the fiscal year ended December 31, 2000. The report of the Audit Committee is attached to this proxy statement as Appendix B. The Audit Committee acts pursuant to the Audit Committee Charter adopted on July 21, 2000, a copy of which is attached to this proxy statement as Appendix C.

    COMPENSATION COMMITTEE. The Compensation Committee is currently comprised of two directors selected by our Board of Directors. The current members of the Compensation Committee are W. Grant Stevens, M.D. and Jonathan Wilfong. The functions of the Compensation Committee include advising the Board of Directors on officer and employee compensation. The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation rates for our executive officers. The Compensation Committee held one (1) meeting during the fiscal year ended December 31, 2000. The report of the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee for the fiscal year ended December 31, 2000 is attached to this proxy statement as Appendix A.

    We do not have a nominating committee. Instead, our Board of Directors, as a whole, identifies and screens candidates for membership on our Board of Directors.

    BOARD OF DIRECTORS COMPENSATION. Directors do not receive any cash compensation for their services as members of the Board of Directors, but are reimbursed for expenses in connection with attendance at Board of Directors and Committee meetings. We adopted the 1999 Non-Employee Director Stock Plan, pursuant to which each non-employee director receives an annual a nondiscretionary grant to purchase 25,000 shares of common stock during such non-employee director's term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    During the year ended December 31, 2000, the Compensation Committee of our Board of Directors established the levels of compensation for our executive officers. The Compensation Committee consisted of Dr. Stevens and Mr. Wilfong. None of our executive officers serve as a member of the Compensation Committee or as a director of an entity which any of our directors serves as an executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any persons who own more than ten percent of the common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by the SEC regulations to furnish us with copies of all Section 16(a) forms filed. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2000, all such Section 16(a) filing requirements were complied with.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth information with respect to all compensation earned, whether paid or accrued, in the fiscal years ended December 31, 2000, 1999 and 1998, for services rendered in all capacities to us by our Chief Executive Officer and other officers earning in excess of $100,000.

                                             ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                            -----------------------------------------------------     SECURITIES
                                                        ACCRUED &      ACCRUED &      UNDERLYING
                                          PAID           UNPAID         UNPAID        OPTIONS (#)/       ALL OTHER
                             YEAR        SALARY          SALARY          BONUS           SARS           COMPENSATION
                            ------  ----------------  ------------   ------------     ------------     --------------
 Dennis E. Condon.........   2000       $219,617          $     --       $     --       150,000          $    --
   President, Chief          1999        100,000           100,000        218,334       400,000           12,500(1)
     Executive               1998         83,334            16,667         30,000           600               --
     Officer and Director
 Patricia A. Altavilla (2)   2000        170,440                --             --        75,000               --
   Chief Operating Officer   1999         71,250            78,750         91,250       160,000            8,750(1)
                             1998         32,727            15,000         15,000           300               --
 Gunnar Sundstrom (3).....   2000        145,294                --             --            --               --
   Chief Financial Officer   1999         32,500            46,000         73,563       100,000               --
                             1998             --                --             --            --               --
 Joshua H. Levine (4).....   2000        124,615                --             --       100,000               --
   Chief Development         1999             --                --             --            --               --
     Officer

----------

(1) Represents accrued compensation used to pay off notes for the purchase of our warrants by the officers in May 1999.
(2) Ms. Altavilla served as our Vice President of Marketing and Business Planning from August 1998 through March 2001, when she was promoted to Chief Operating Officer.
(3) We hired Mr. Romo in January 2001 to replace Mr. Sundstrom as our Chief Financial Officer.
(4) Mr. Levine served as our Chief Development Officer until September 2001 when he resigned from this position.

INDIVIDUAL OPTION GRANTS FOR LAST FISCAL YEAR

    The following table sets forth information regarding stock option grants for the year ending December 31, 2000 to the Chief Executive Officer and each of the named executive officers. No stock appreciation rights were granted during such year.

                                                                                           POTENTIAL REALIZABLE
                                             TOTAL                                        VALUE AT ASSUMED ANNUAL
                          NUMBER OF         OPTIONS                                        RATES OF STOCK PRICE
                          SECURITIES      GRANTED TO         EXERCISE                        APPRECIATION FOR
                          UNDERLYING      EMPLOYEES IN       OR BASE       EXPIRATION         OPTION TERM (1)
                        OPTIONS GRANTED   FISCAL 2000    PRICE PER SHARE      DATE          5%(2)        10%(2)
                       ----------------  -------------  ----------------   -----------    ---------    ---------
Dennis E. Condon.......    150,000             46%           $ 4.25         5-11-2010        --         $71,612
Patricia A. Altavilla..     75,000             23%           $ 4.25         5-11-2010        --          35,806
Gunnar Sundstrom.......         --             --                --                --        --              --
Joshua H. Levine.......         --             --                --                --        --              --

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance provided to any executive officer or any other holder of the our securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the Chief Executive Officer or the named executive officers.

(2) Based on a closing price of $1.813 per share of common stock on December 31, 2000.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

    The following table sets forth certain information concerning option holdings for the fiscal year ended December 31, 2000 with respect to the Chief Executive Officer and each of our named executive officers. No options or stock appreciation rights were exercised during such year.

                                                SECURITIES UNDERLYING                         VALUE OF
                                                      NUMBER OF                              UNEXERCISED
                                                     UNEXERCISED                            IN-THE-MONEY
                                                       OPTIONS                                 OPTIONS
                                                    AT FY-END (#)                         AT FY-END ($)(1)
                                       -------------------------------------   -----------------------------------
NAME                                       EXERCISABLE       UNEXERCISABLE        EXERCISABLE      UNEXERCISABLE
----                                   -----------------  ------------------   -----------------  ----------------
Dennis E. Condon...................          120,000            330,000               --                  --
Patricia A. Altavilla..............           60,000            165,000               --                  --
Gunnar Sundstrom...................           40,000             60,000               --                  --
Joshua H. Levine...................               --                 --               --                  --

(1) Based on a closing price of $1.813 per share of common stock on December 31, 2000.

EMPLOYMENT AGREEMENTS

    We entered into employment agreements with Messrs. Condon and Levine and Ms. Altavilla providing for annual base salaries of $200,000, $150,000 and $150,000, respectively, with each being eligible for a cash bonus of up to 30% of his or her base salary if certain annual financial performance targets are met. Mr. Sundstrom was granted a bonus of $15,000 payable upon closing of the initial public offering, and Mr. Levine was granted a signing bonus of $48,000 payable $4,000 per month during his first year of employment with us. We also granted Mr. Condon and Ms. Altavilla options to purchase 600 and 300 shares of common stock, respectively, at an exercise price of $500.00; Chuck/Adam- should these figures be adjusted for the stock split per share with the options vesting on June 15, 1998 and August 1, 1998, respectively. These options have since been cancelled. Additionally, we granted at the closing of the initial public offering options for the purchase of common stock to each of Messrs. Condon and Sundstrom and Ms. Altavilla for 300,000, 100,000 and 150,000, shares, respectively, at an exercise price of $8.00 per share. Twenty percent of these options vested upon the effective date of the initial public offering and the remainder vest 20% per year on each of the first four anniversary dates of that effective date. In February of 2000, we granted options to Mr. Levine for the purchase of 100,000 shares of common stock, at an exercise price of $6.75 per share. Since Mr. Levine resigned in September 2000, the vesting of such shares has expired. Additionally, on May 11, 200 we granted options for the purchase of common stock to Mr. Condon and Ms. Altavilla for 150,000 and 75,000 shares, respectively, at $4.25 per share with 25% vesting at the end of each of the first four anniversary dates.

    Each of these employment agreements is for an initial term of five years with an automatic renewal for successive one-year terms unless prior notice of termination is provided. We may terminate an employment agreement for cause, without cause upon 30 days prior written notice, or upon death or disability of the employee. The employee may terminate the employment agreement within 120 days after a constructive termination (as defined therein). If the employee's employment is terminated by us without cause, by the employee within 120 days following a constructive termination, or upon occurrence of a change in control, we will pay the employee on the date of termination:

         o        severance pay in the amount of two times annual base salary;

         o base salary accrued but unpaid from the last monthly payment date to the date of termination;

         o        specified expense reimbursements;

         o a pro-rata portion of the annual maximum bonus for the year in which the termination occurs; and

         o two times the amount of the bonus actually earned for the prior calendar year, or if the termination occurs during the first year of employment, two times the pro-rata portion of the annual maximum bonus for the first year.

Each agreement prohibits the employee from competing with us for a period of two years following termination of employment.


SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as to the shares of common stock beneficially owned as of October 29, 2001, by each person who beneficially owned more than five percent of our outstanding common stock; each director or director nominee; each of the CEO and each of the other four most highly compensated executive officers whose annual compensation exceeded $100,000; and all directors, directors nominees and officers as a group.

                                                                         NUMBER OF SHARES     PERCENT OF
                                                                          OF COMMON STOCK    COMMON STOCK
                                                                           BENEFICIALLY      BENEFICIALLY
NAME OF BENEFICIAL OWNER (2)                                                 OWNED(1)            OWNED
----------------------------                                             -----------------   ------------
Jonathan E. Wilfong (3)...............................................         733,190            14.6%
Dennis E. Condon (4)..................................................         439,250             8.7%
Patricia A. Altavilla (5).............................................         130,425             2.6%
Adam E. Romo, Jr. (6).................................................          25,000               *
Gunnar Sundstrom (7)..................................................          40,000               *
Joshua H. Levine (8)..................................................          20,000               *
William G. Armiger, M.D., F.A.C.S.....................................         409,949             8.2%
Robert Ersek , M.D., F.A.C.S (9)......................................         530,066            10.5%
John Schantz, M.D., F.A.C.S (10)......................................          60,007             1.2%
W. Grant Stevens, M.D., F.A.C.S. (11).................................         658,126            13.1%
S. L. Schlesinger, M.D., F.A.C.S. (12)................................         236,173             4.7%
Richard Cervera (13)..................................................          25,000               *
Beverly Refkin........................................................         304,556            6.05%
L. Eric Whetstone.....................................................         450,000             8.9%
Pacific Mezzanine Fund (14)...........................................         945,000            18.8%

All executive officers and directors as a group(10 persons)...........       2,897,237            57.6%

-----------------

*   less than 1%

(1) Based on an aggregate of 5,030,885 shares of common stock issued and outstanding as of October 29, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of October 29, 2001, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o The Plastic Surgery Company, 509 E. Montecito Street, 2nd Floor, Santa Barbara, California 93103. Except as otherwise indicated, such beneficial owner has sole dispositive power with respect to all shares of common stock owned by them, subject to community property laws where applicable.

(3) Includes (i) 18,190 shares of common stock held of record; (ii) 700,000 shares subject to presently exercisable warrants; and (iii) 15,000 shares subject to presently exercisable warrants held of record by his wife. Mr. Wilfong disclaims beneficial ownership of the shares held by his wife.

(4) Includes (i) 26,750 shares of common stock held of record and (ii) 412,500 shares subject to presently exercisable warrants and options.

(5) Includes (i) 4,175 shares of common stock held of record and (ii) 126,250 shares subject to presently exercisable warrants and options.

(6)    Consists of shares subject to presently exercisable warrants.

(7)    Consists of shares subject to presently exercisable options.

(8)    Consists of shares subject to presently exercisable options.

(9) Includes (i) 452,914 shares of common stock held of record and (ii) 71,152 shares subject to presently exercisable warrants.

(10) Includes (i) 51,273 shares of common stock held of record and (ii) 8,734 shares subject to presently exercisable warrants.

(11) Includes (i) 442,901 shares of common stock held of record; (ii) 200,225 shares subject to presently exercisable warrants; and (iii) 15,000 shares subject to presently exercisable warrants held by his wife. Dr. Stevens disclaims beneficial ownership of the warrants held by his wife.

(12) Includes (i) 186,173 shares of common stock held of record; and (ii) 50,000 shares subject to presently exercisable warrants.

(13)   Consists of shares subject to presently exercisable options.

(14)   Consists of shares subject to presently exercisable warrants.

CERTAIN TRANSACTIONS

    In February of 2000, we granted options to Joshua Levine, our former Chief Development Officer, for the purchase of 100,000 shares of common stock, at an exercise price of $6.75 per share. Twenty percent of these options vested upon the date of his employment and the remainder vest 20% per year on each of the first four anniversary dates of that date. Additionally, we granted on May 11, 2000, options for the purchase of common stock to Dennis Condon, our President, Chief Executive Officer and Director, and Ms. Altavilla, our Chief Operating Officer, for 150,000 and 75,000 shares respectively at $4.25 per share with 25% vesting at the end of each of the first four anniversary dates.

    On August 7, 2001, we entered into a Loan Agreement with Pacific Mezzanine Fund, L.P. and several other lenders, including three of our officers, one of whom is also a member of our Board of Directors, whereby we issued and sold convertible promissory notes (the "Bridge Notes") in the aggregate principal amount of $791,000 and warrants (the "Warrants") to purchase 791,000 shares of our common stock at an initial exercise price of $1.00. The aggregate principal amount of the Bridge Notes issued to Dennis Condon, our President, Chief Executive Officer and Director, Adam Romo, our Chief Financial Officer, and Patricia Altavilla, our Chief Operating Officer, equaled $175,000. In addition, Mr. Condon, Mr. Romo and Ms. Altavilla may purchase up to 175,000 shares of our common stock upon exercise of their Warrants. The specific terms of the Bridge Notes and Warrants are discussed in greater detail in Proposal 2 below.

    In August 2001, several of our founders, including Robert A. Ersek, M.D., W. Grant Stevens, M.D., and John C. Schantz, M.D., each a member of our Board of Directors, and Pacific Mezzanine Fund, L.P. agreed to enter into amendments to their respective promissory notes whereby the holders agreed that all payments of principal and/or interest due under such notes during the period commencing on July 31, 2001 and ending on December 31, 2001 in the aggregate amount of approximately $253,030 shall be paid by our issuance of a number of shares of common stock obtained by dividing the amount of each such payment by 80% of the fair market value of one share of the our common stock on the due dates of such payments. As partial consideration for the holders to agree to enter into the amendments to their respective promissory notes, we issued to such holders warrants to purchase a number of shares of common stock based upon 0.23 warrant shares for each dollar of principal under the respective notes.

    Any future transactions between us and our officers, directors or affiliates will either be on terms no less favorable to us than could be obtained from third parties, will be subject to approval by a majority of our outside directors or will be consistent with policies approved by a majority of such outside directors.

STOCK PERFORMANCE GRAPH

    The following line graph compares the yearly percentage change in cumulative stockholder return on the common stock with (a) the performance of a broad equity market indicator, and (b) the performance of a published industry index. The graph compares the percentage change in the return on the common stock since December 10, 1999. The stock price performance graph assumes an investment of $100.00 on December 10, 1999 and an investment of $100.00 in the S&P 500. Stock price performance as presented is not necessarily indicative of future results.

[GRAPH APPEARS HERE]


                            COMPARISON OF CUMULATIVE TOTAL RETURNS *

                                                          DEC 10, 1999      1999        2000
                                                          ------------   ----------  ----------
The Plastic Surgery Company               Return %               0.00       -18.75      -72.12
                                          Cum $             $  100.00    $   81.25   $   22.65
S & P 500                                 Return %               0.00         5.89       -9.10
                                          Cum $             $  100.00    $  105.89   $   96.25
S & P SMALLCAP 600                        Return %               0.00         8.22       11.80
                                          Cum $             $  100.00    $  108.22   $  120.99
NASDAQ US                                 Return %               0.00        85.84      -39.83
                                          Cum $             $  100.00    $  185.84   $  111.82
New Peer Group Only                       Return %               0.00        -9.68       75.22
                                          Cum $             $  100.00    $   90.32   $  158.26
New Peer Group + PSU                      Return %               0.00        -9.68       71.35
                                          Cum $             $  100.00    $   90.32   $  154.76
Old Peer Group Only                       Return %               0.00       -18.06      -85.20
                                          Cum $             $  100.00    $   81.94   $   12.13

-----------

*   Total return based on $100.00 initial investment & reinvestment of dividends

THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS REPORT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                   PROPOSAL 2:

ISSUANCE OF SHARES OF OUR COMMON STOCK UPON CONVERSION OF PROMISSORY NOTES AND EXERCISE OF WARRANTS HELD BY CERTAIN OF THE PLASTIC SURGERY COMPANY'S OFFICERS.

    REASON FOR THIS PROPOSAL. To provide additional working capital, on August 7, 2001 (the "Closing Date"), we entered into a Loan Agreement (the "Loan Agreement") with Pacific Mezzanine Fund and several other lenders, including three of our executive officers, one of whom is also a member of our Board of Directors, pursuant to which we issued and sold promissory notes (the "Bridge Notes") in the aggregate principal amount of $791,000 and issued warrants for the purchase of 791,000 shares of our common stock (the "Warrants").

    Each of the Bridge Notes is due and payable one year after issuance; provided, however, that any holder of such Bridge Notes may demand payment if we close a private placement of public equities transaction with aggregate offering proceeds in excess of $4,000,000. Interest on the outstanding principal under the Bridge Notes accrues at the rate of thirteen and a half percent (13.5%) and is payable in monthly installments during the term of the Bridge Notes. The Bridge Notes are convertible at the election of the holders into shares of our common stock. The Bridge Notes are initially convertible into that number of shares of our Common Stock determined by dividing the outstanding principal and interest due and payable by $1.00 (the "Initial Conversion Price"). This Initial Conversion Price was equal to approximately 125% of the average closing price per share of our common stock as reported on the American Stock Exchange for the five (5) trading days ending on the day immediately prior to the Closing Date. The Initial Conversion Price is subject to adjustment if during the twelve month period following the Closing Date we issue additional shares of our common stock at a price per share less than the Initial Conversion Price. The aggregate principal amount of the Bridge Notes issued to Dennis Condon, our President, Chief Executive Officer and Director, Adam Romo, our Chief Financial Officer, and Patricia Altavilla, our Chief Operating Officer, equaled $175,000.

    As a condition to the sale and issuance of the Bridge Notes, we issued Warrants for the purchase of the our common stock to each note holder. The Warrants expire upon the first to occur: (i) the tenth anniversary of the date of issuance or (ii) the sixth anniversary of the date of repayment in full of the Bridge Notes. The initial exercise price for the shares of common stock underlying each Warrant is $1.00 (the "Initial Exercise Price"). This Initial Exercise Price is subject to adjustment if during the twelve month period following the Closing Date we issue additional shares of our common stock at a price per share less than the Initial Exercise Price. Mr. Condon, Mr. Romo and Ms. Altavilla may purchase up to 175,000 shares of our Common Stock upon exercise of their Warrants.

    Our common stock trades on the American Stock Exchange. Under the rules of the American Stock Exchange, we are required to obtain stockholder approval for the sale, issuance, or potential issuance of our common stock, or securities convertible into our common stock, under a plan or arrangement to officers, directors, or key employees if the number of shares to be issued equals or exceeds 5% of our presently outstanding stock (the "Amex Share Limit"). The amount of common stock issuable upon the conversion of the Bridge Notes and exercise of the Warrants held by Mr. Condon, Mr. Romo and Ms. Altavilla would exceed 5% of the number of shares of our Common Stock outstanding on the Closing Date. Accordingly, we are asking our stockholders to authorize the issuance of shares upon conversion of the Bridge Notes and exercise of the Warrants held by Mr. Condon, Mr. Romo and Ms. Altavilla.

    EFFECT ON OUTSTANDING COMMON STOCK. The issuance of our common stock upon conversion of the Bridge Notes and the exercise of the Warrants held by Mr. Condon, Mr. Romo and Ms. Altavilla will have no effect on the rights or privileges of existing holders of common stock except that the economic and voting interests of each stockholder will be diluted as a result of such issuance. Although the number of shares of common stock that stockholders presently own will not decrease, such shares will represent a smaller percentage of our total shares that will be outstanding after such events.

    CONSEQUENCES IF STOCKHOLDER APPROVAL IS NOT OBTAINED. We will not be obligated to issue shares of our common stock in excess of the Amex Share Limit unless and until we obtain stockholder approval of the issuance of our common stock upon conversion of the Bridge Notes and the exercise of the Warrants held by Mr. Condon, Mr. Romo and Ms. Altavilla. As a result, Mr. Condon, Mr. Romo and

Ms. Altavilla may not be able to convert their Bridge Notes and we would be required to pay cash to each such holder upon maturity of their Bridge Notes. There can be no assurance that we will have available the cash resources to satisfy such obligations or that we would be able to make such payments in compliance with applicable law. In the event that stockholder approval sought hereby is not obtained, compliance with this obligation could have a material adverse effect on our financial condition and ability to implement our business strategy.

BOARD OF DIRECTORS RECOMMENDATION AND REQUIRED VOTE

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE Issuance of shares of our common stock upon conversion of promissory notes and exercise of warrants held by certain of The Plastic Surgery Company's officers.

    The Affirmative "FOR" vote of the holders of a majority of the outstanding shares of common stock present or represented at the Annual Meeting and entitled to vote thereat is required for approval of Proposal Two.

                                   PROPOSAL 3:

AMENDMENT TO THE PLASTIC SURGERY COMPANY'S 2000 STOCK COMPENSATION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 1,000,000 TO 1,500,000 SHARES.

    The Board of Directors adopted The Plastic Surgery Company 2000 Stock Compensation Plan (the "2000 Plan") in July 2000 and our stockholders ratified the plan in October 2000. The purposes of the 2000 Plan are to enhance our ability to attract and retain qualified employees, officers and directors, and consultants and other service providers, and to provide additional incentives for such persons or entities to devote their utmost effort and skill to the advancement and betterment of The Plastic Surgery Company, by providing participants with the incentives of ownership and, thereby, an interest in our success and increased value. The 2000 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code (the "Code").

    At the time of its adoption, the 2000 Plan authorized the sale of up to 1,000,000 shares of our common stock. As of October 29, 2001, a total of 919,591 shares had been granted, leaving only 80,409 shares available for grant under the 2000 Plan. Subject to approval by our stockholders, the Board of Directors approved an amendment of the 2000 Plan on October 21, 2001 to increase the authorized number of shares of common stock issuable thereunder by 500,000 shares and to reserve the additional shares for issuance under the 2000 Plan, bringing the total number of shares of common stock subject to the 2000 Plan to 1,500,000.

    The principal features of the 2000 Plan are summarized below. The summary does not purport to be a complete description of the 2000 Plan. Our stockholders may obtain a copy of the 2000 Plan upon written request to the Secretary of The Plastic Surgery Company.

    GENERAL. The purpose of the plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the success of our business. Options granted under the plan may be either "incentive stock options" or nonstatutory stock options. Stock purchase rights may also be granted under the plan.

    ADMINISTRATION. The plan may generally be administered by the Board of Directors or a committee appointed by our Board of Directors. The plan administrator may make any determinations deemed necessary or advisable for the plan.

    ELIGIBILITY. Nonstatutory stock options and stock purchase rights may be granted under the plan to our employees, directors and consultants and any parent or subsidiary of The Plastic Surgery Company. Incentive stock options may be granted only to employees. The plan administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the exercise price and number of shares subject to each grant.

    LIMITATIONS. Section 162(m) of the Internal Revenue Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such persons, the plan provides that no employee may be granted, in any fiscal year, options and stock purchase rights to purchase more than 500,000 shares of common stock. Notwithstanding this limit, however, in connection with such individual's initial employment with us, he or she may be granted options and stock purchase rights to purchase up to an additional 500,000 shares of common stock.

TERMS AND CONDITIONS OF OPTIONS

    Each option is evidenced by a stock option agreement between The Plastic Surgery Company and the optionee, and is subject to the following terms and conditions:

    EXERCISE PRICE. The plan administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date the option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

    EXERCISE OF OPTION; FORM OF CONSIDERATION. The plan administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The plan permits payment to be made by cash, check, promissory note, other shares of our common stock (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

    TERM OF OPTION. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

    TERMINATION OF SERVICE. If an optionee's service relationship terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within three months of such termination to the extent that the option is vested on the date of termination and the option agreement does not provide otherwise (but in no event later than the expiration of the term of such option as set forth in the option agreement). The plan administrator has the discretion to increase the three-month period. Unless otherwise determined by the plan administrator, if an optionee's service relationship terminates due to the optionee's disability, the optionee generally may exercise the option within 12 months from the date of such termination. Unless otherwise determined by the plan administrator, if an optionee's service relationship terminates due to the optionee's death, the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance generally may exercise the option within 12 months from the date of such termination.

    NONTRANSFERABILITY OF OPTIONS. Unless otherwise determined by the plan administrator, options granted under the plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the plan as may be determined by the plan administrator.

    STOCK PURCHASE RIGHTS. In the case of stock purchase rights, unless the plan administrator determines otherwise, the restricted stock purchase agreement shall grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with us for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option shall lapse at a rate determined by the plan administrator.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that our stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number of shares of stock subject to the plan, the number of shares of stock subject to any option or stock purchase right outstanding under the plan, and the exercise price of any such outstanding option or stock purchase right. In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The plan administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option or stock purchase right, including shares as to which the option or stock purchase right up until ten (10) days prior to such transaction. In the event of a merger with or into another corporation, or the sale of substantially all of the assets, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned 24 stock, including shares as to which it would not otherwise be vested or exercisable, at the discretion of the plan administrator. The plan administrator may allow for each outstanding option and stock purchase right to be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. In such event, the plan administrator is to notify the optionee that the option or stock purchase right is fully exercisable for thirty (30) days from the date of the notice and that the option or stock purchase right terminates upon expiration of that period. Amendment and Termination of the Plan. Our Board of Directors may amend, alter, suspend or terminate the plan, or any part of the plan, at any time and for any reason. However, we shall obtain stockholder approval for any amendment to the plan to the extent necessary and desirable to comply with applicable law. No such action by our Board of Directors or stockholders may alter or impair any option or stock purchase right previously granted under the plan without the written consent of the optionee. Unless terminated earlier, the plan to terminate ten years from the date the plan was adopted by our Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. The optionee recognizes no taxable income when an incentive option is granted, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For federal tax purposes, dispositions are divided into two categories, (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. If the optionee makes a disqualifying disposition of the option shares, then we will be entitled to an income tax deduction, for the taxable year in which the disposition occurs, equal to the excess of (i) the fair market value of the disposed shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee's disposition of the incentive option shares.

    NON-STATUTORY OPTIONS. Non-statutory options under the plan are classified, for federal tax purposes, as non-qualified stock options. The federal income tax treatment for non-qualified stock options under the plan is as follows:

o Upon the grant of a non-qualified stock option, an optionee generally recognizes no taxable income. Generally, the optionee will recognize ordinary income in the year in which the option is exercised. The amount of ordinary income will equal the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. That amount increases the grantee's basis in the stock acquired pursuant to the exercise of the non-qualified option. The optionee is required to satisfy the tax withholding requirements applicable to that income. Upon a subsequent sale of the stock, the grantee will incur short-term or long-term gain or loss depending upon 25 the grantee's holding period for the shares and upon the shares' subsequent appreciation or depreciation in the value.

o We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified option. The deduction generally will be allowed for by us in the taxable year that the optionee recognizes the ordinary income.

    STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as non-statutory stock options. However, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because we may repurchase the stock when the purchaser ceases to provide services to us. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when our right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to the right of repurchase.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of purchase), an election pursuant to
Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by us. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of The Plastic Surgery Company.

    The foregoing is only a summary of the effect of federal income taxation upon our optionees and The Plastic Surgery Company with respect to the grant and exercise of options under the plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

    As described above, our employees and our subsidiaries who will receive grants under the plan and the size of the grants are generally to be determined by the plan administrator in its discretion. Thus, it is not possible either to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of employees.

BOARD OF DIRECTORS RECOMMENDATION AND REQUIRED VOTE

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE Plastic Surgery Company 2000 Stock Compensation Plan TO INCREASE THE TOTAL NUMBER OF SHARES ISSUABLE THEREUNDER.

The Affirmative "FOR" vote of the holders of a majority of the outstanding shares of common stock present or represented at the Annual Meeting and entitled to vote thereat is required for approval of Proposal Three.

                                   PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF THE PLASTIC SURGERY COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2001, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. A representative from Arthur Andersen will be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

    The affirmative vote of a majority of the outstanding shares of common stock present or represented at the annual meeting of stockholders and entitled to vote thereat will be required to approve this proposal.

AUDIT FEES

    In fiscal 2000, we paid Arthur Andersen $178,000 in connection with the preparation of its annual audit and $22,000 for the quarterly reviews of our filings on Form 10-Q.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Arthur Andersen LLP did not perform any services or bill any fees for direct or indirect operation and/or supervision of the operation of our information systems, management of our local area network, and/or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that are significant to our financial statements taken as a whole for the year ended December 31, 2000.

ALL OTHER FEES

    In fiscal 2000, we paid Arthur Andersen an aggregate of $22,000 for review of our registration statements filed on Form S-3 and approximately $86,000 for all other general consulting endeavors.

    The Audit Committee has considered whether the provision of services by Arthur Andersen, LLP, other than services rendered in connection with auditing our annual financial statements and reviewing our interim financial statements, and determined that the provisions of these services is compatible with maintaining the independence of Arthur Andersen, LLC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS.

                                  OTHER MATTERS

    Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

    Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THIS IMPORTANT MEETING.


                                            By Order of the Board of Directors



                                            Dennis E. Condon
                                            PRESIDENT, CHIEF EXECUTIVE OFFICER,
                                            AND DIRECTOR

November 26, 2001

                                                                      APPENDIX A


                          COMPENSATION COMMITTEE REPORT

    The compensation committee is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance oriented incentives to management. Its report on compensation is as follows:

    The compensation committee is responsible for administering our executive compensation program. Until January of 2000, we had no compensation committee or other committee of our Board of Directors performing similar functions. Decisions regarding the compensation of executive officers for all periods from inception until then were made by our Board of Directors (Mr. Wilfong). The Board of Directors established a compensation committee on January 15, 2000 consisting of Messrs. Wilfong and Kaiser and Dr. Stevens. Mr. Kaiser has since resigned from the Board of Directors.

COMPENSATION POLICY
-------------------

    The compensation committee has adopted the following general principles and objectives which it considered in establishing executive compensation levels for 2000 and which it will use to guide future compensation decisions:

    o Our compensation programs should be designed to attract and retain highly qualified executives who will be critical to our long-term success.

    o A portion of the executive's total compensation should bear a direct relationship to our operating performance and profitability.

    o Executives should be recognized and rewarded for high performance and extraordinary results.

    o Incentive compensation arrangements should provide executives with an opportunity to acquire and increase direct ownership interests in us and motivate them to build stockholder value by aligning their personal interests with stockholder interests.

EXECUTIVE COMPENSATION PROGRAM
------------------------------

    The compensation committee believes that a portion of the compensation paid to executive officers should relate to both our short-term and long-term profitability. Therefore, the executive officers' compensation program is composed of base salary, bonus and long-term incentive compensation.

    Base Salary and Bonus. Base salaries for Mr. Condon and Ms. Altavilla are paid pursuant to employment agreements. Each of Messrs. Condon, Levine and Sundstrom and Ms. Altavilla are eligible for an annual cash bonus of up to 30 percent of his or her annualized base salary. The individual bonus percentages for 1999 were established by the compensation committee based upon each officer's level of responsibility and his or her contributions toward improving operating performance and profitability. The bonus percentages will be reviewed annually by the compensation committee and may be adjusted in accordance with these factors or others that the compensation committee determines to be relevant at the time.

    The compensation committee believes that the bonus portion of the executive compensation program is effective in motivating our executive officers to improve our current profitability. The compensation committee also believes that an adequate base salary is necessary to retain effective executive officers and to discourage management decisions which might improve short-term profitability but may not always be in our long-term best interest.

    Long-Term Incentives. The compensation committee believes that, in addition to the annual cash bonus arrangements, it is appropriate for us to provide long-term incentive awards to motivate the executive officers to improve our long-term profitability and create value for the stockholders. In 1999, Messrs. Condon and Sundstrom and Ms. Altavilla received grants of options for the purchase of common stock of 300,000, 100,000 and 150,000 shares, respectively.

In February of 2000, Mr. Levine received a grant of options for the purchase of 100,000 shares of common stock. In May of 2000, Mr. Condon and Ms. Altavilla received grants of options for the purchase of common stock 150,000 and 75,000 shares, respectively.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
-------------------------------------------

    Compensation arrangements for Mr. Condon as President and Chief Executive Officer were determined based on his employment agreement with respect to base salary and long-term compensation and based on consideration of the factors described above with respect to the bonus amounts.

SECTION 162(m) OF THE INTERNAL REVENUE CODE
-------------------------------------------

    Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

    The Compensation Committee's current policy with respect to the Section 162(m) limitations is to preserve the federal income tax deductibility of executive compensation payments when it is appropriate and in our best interests and our stockholders. For the foreseeable future, the Compensation Committee does not expect Section 162(m) to have any practical effect on our compensation program. However, the Committee reserves the right to approve the payment of nondeductible compensation in the future if it deems such payment to be appropriate.

                                                   COMPENSATION COMMITTEE

                                                   Jonathan E. Wilfong

                                                   W. Grant Stevens, M.D.

    THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS REPORT INTO ANY FILING UNDER THE 1933 ACT OR UNDER THE 1934 ACT (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                                                      APPENDIX B

                             AUDIT COMMITTEE REPORT

    In accordance with the Audit Committee Charter, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of The Plastic Surgery Company. The Audit Committee has:

              (1) reviewed and discussed The Plastic Surgery Company's audited financial statements with management;

              (2) discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of The Plastic Surgery Company's financial statements, with Arthur Andersen LLP, The Plastic Surgery Company's independent accountants; and

              (3) reviewed the written disclosures and the letter from Arthur Andersen, LLP, required by the Independence Standards Board Standard No. 1, which relates to the accountants' independence from The Plastic Surgery Company and its related entities, and has discussed with Arthur Andersen, LLP their independence from The Plastic Surgery Company.

    Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in The Plastic Surgery Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                              SUBMITTED BY THE AUDIT COMMITTEE

                                              Jonathan E. Wilfong

                                              John Schantz, M.D.

    THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS REPORT INTO ANY FILING UNDER THE 1933 ACT OR UNDER THE 1934 ACT (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                                                      APPENDIX C


            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                        THE PLASTIC SURGERY COMPANY, INC.

I.       AUDIT COMMITTEE PURPOSE

         The Audit Committee is appointed by the Board of Directors of The Plastic Surgery Company (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

         o Monitor the independence and performance of the Company's independent auditors.

         o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

         Audit Committee members shall meet the requirements of the American Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. At any time there be less than three directors appointed to the Audit Committee, the Board shall use its best efforts to fill such vacancies. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

         Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

         REVIEW PROCEDURES
         -----------------

         1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three (3) years in accordance with Securities and Exchange Commission ("SEC") regulations.

         2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

         3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such expenses. Review significant findings prepared by the independent auditors together with management's responses.

         4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         INDEPENDENT AUDITORS
         --------------------

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

         8. Review the independent auditors' audit plan to discuss scope, staffing, locations, reliance upon management and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to Audit Committees in accordance with AICPA SAS 61.

         10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         11. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

         OTHER AUDIT COMMITTEE RESPONSIBILITIES
         --------------------------------------

         12. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

         13. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

         14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                           THE PLASTIC SURGERY COMPANY

                ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 28, 2001
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby nominates, constitutes and appoints Dennis Condon and David E. Lafitte, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of The Plastic Surgery Company which the undersigned is entitled to represent and vote at the 2001 Annual Meeting of Stockholders of The Plastic Surgery Company to be held at 509 East Montecito Street, Second Floor, Santa Barbara, California 93103, on December 28, 2001 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting as follows:

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, 3 AND 4.

1. Election of Directors:

[  ]  FOR each of the nominees listed below   [  ] WITHHOLD AUTHORITY to vote
                                                   for the following nominees:


                                              ----------------------------------
                                              (print or type name of nominee(s))

Nominees: Dr. Grant Stevens, Dr. Robert Ersek, and Richard Cervera

2. Issuance of shares of our common stock upon conversion of promissory notes and exercise of warrants held by certain of The Plastic Surgery Company's officers:

  [  ]  FOR                     [  ]  AGAINST                   [  ]  ABSTAIN

3. Amendment to The Plastic Surgery Company's 2000 Stock Compensation Plan to increase the number of authorized shares of common stock issuable thereunder from 1,000,000 to 1,500,000 shares:

  [  ]  FOR                     [  ]  AGAINST                   [  ]  ABSTAIN

4. Ratification of Arthur Andersen LLP as the independent auditors:

  [  ]  FOR                     [  ]  AGAINST                   [  ]  ABSTAIN

5. In the discretion of the Board of Directors, on such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" the election of each of the director nominees, "FOR" issuance of shares of our common stock upon conversion of promissory notes and exercise of warrants held by certain of The Plastic Surgery Company's officers, "FOR" the amendment to The Plastic Surgery Company's 2000 Stock Compensation Plan to increase the number OF authorized shares of common stock issuable thereunder from 1,000,000 to 1,500,000 shares, AND "FOR" the ratification of Arthur Andersen LLP as the independent auditors.

                                   DATE: _______________________________________

                                   Signature: __________________________________
                                   Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.